Catailyst

Catalyst makes data access for business decisions and scientific research easy and affordable with artificial intelligence and automation.


Introducing
Catailyst
ai
THE COMPANY CREATING ACCESS TO ACTIONABLE SCIENTIFIC AND BUSINESS DATA AT A FRACTION OF COST COMPARE TO IT'S COMPETITION

Invest

$250 minimum investment

DEADLINE: November 9, 2023

in a month

SHARE PRICE

$10

TOTAL RAISED

$234,170

VALUATION

$10,000,000

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

Catailyst expedites drug discovery and development within Biopharma companies by offering cost-effective access to precise scientific and business information via a web-based portal, customizable alerts and modern visualizations.


Biopharma Data, Precision Alerts & Modern Visualization
Harnessing Cutting-Edge AI To Deliver Actionable Data Without Information Overload
{xelp}
launchit VENTURES
Massachusetts LIFE SCIENCES CENTER
aws
GlobeNewswire by notified
CISION PR Newswire
businesswire A BERKSHIRE HATHAWAY COMPANY
ACCESSWIRE

Catailyst has combined automation and artificial intelligence to understand scientific, clinical and business announcements from various public information sources, such as press releases, SEC filings, trial registrations to create actionable and searchable data points. **Catailyst has recently launched a database and data analytics platform to provide access to such data**. The company has also developed several real-time alerts and integrated modern visualization.


How Catailyst Works
Data
Gather data from across the globe and life science announcements and publications.
Analysis
Data gets analyzed & curated by AI & machine learning automations.
Results
Creates an easy-to-access, categorized, and searchable database with visualization tools.

The Company brings a comprehensive solution for Biotech and Pharma business development teams, clinical development team, investment bankers, investors, and life science consultants to track drug development, monitor competition, follow market trends and inform about recent developments of drug candidates and approved drugs. **We use our own extractive AI and NLP methods to generate data instead of repetitive human labor. This sets us apart from competitors who rely on large numbers of employees for data generation.**

PROBLEM

Expensive and time consuming to find accurate data within life science industry.

Today, business leaders are constantly asking questions and challenging their decisions to gain competitive advantage in the marketplace. The cost of finding **accurate data** to support a decision is currently very high and labor intensive due to overwhelming data flow and lack of an integrated data source within the life science industry. Often executives, clinicians, researchers, investors, consultants, bankers are **missing critical information**.


THE PROBLEM
Life Science Experts Are Missing Critical Information, Losing Time And Money.
Poor Integration: Multiple Subscriptions Needed
Labor Intensive: Manual Data Verification & Curation
High Subscription Cost

Today, companies may manage these situations with multiple subscriptions, or a series of internet searches to assemble information. Manual data verification and curation become highly time-consuming, causing delays in business decisions.

To this end, small and medium size companies are most challenged.

SOLUTION

The Solution: Catailyst, Disrupting The Drug Discovery And Development With Data Science: AI, ML, NLP & Predictive Analytics

Catailyst has created a single integrated platform for business, scientific and clinical information and makes it easier for access.

- Our AI technology reads and analyzes different forms of texts published everyday
- We have built strong capabilities of extracting relevant texts from large documents such as SEC filings
- We created validated and established methods of identifying and categorizing relevant data points without human interventions

OUR SOLUTION

Harnessing Cutting-Edge Data Science to Deliver Biopharma Intelligence

We currently offer three products: database subscriptions, real-time alerts, and integrated visualizations.

Integrated Platform | Data Automation | Actionable Data | Searchable Database | Real-time Alerts

- In addition, Catailyst has added business process automation to handle large quantity of information flow
- By implementing such a process, the Company processes 500+ press releases, 100+ clinical trials related information, and hundreds of SEC filings everyday
- A patent related to such invention was filed to USPTO in 2020
- PCT applications were filed in certain countries from EU, Canada and India. No patents have been granted.

Identification

Leverage Catailyst's machine learning method of identifying new drug candidates and MOAs before anyone else: preclinical data releases and new trial announcements.

Categorization

Access structured information to map competitive landscape and understand the broader picture: clinical and regulatory events, partnerships, financing.

Alerts

Customize to track the specific information you need: competitors' activities, new IND filings, NDA timelines.

Data Extraction

Extract precise data from large documents: sales data, deal terms.

Search

Perform on-demand search to find relevant information from data frames: conference abstracts, SEC filings, and press releases.

Today, Catailyst database is utilized for many major decision supports such as strategic priority discussion, deal negotiations, clinical trial designs, business continuity planning and more. Some example data points are below.

- Pipeline by indication
- Conference abstracts
- Competitive intelligence and market landscape
- Future timeline
- Deal Terms

BUSINESS MODEL

The company is currently offering two products. SAAS monthly subscriptions to the database and daily/weekly customizable alerts in a B2B business model.

- Database
- Alerts
- Visualization


CORE MARKET PARTICIPANTS
Targeting the $159 Billion* Healthcare Analytics Market
LIFE CYCLE
Invention & Discovery
Preclinical Research
Clinical Development
Approval & Marketing
STAKEHOLDERS
Universities, Hospitals, Research Organizations
Angel Investors, Family Office Biotech, Pharma Consultants, VC Consultants
Pharma, Biotech, PE, VC, Hedge Fund, Investment Bankers & Consultants
Pharma, Private Equity Generics
*Expected by 2030

Target customers are from three major sectors:

- Executives, business development team & clinicians within Biotech and Pharma
- Consultants and investment bankers
- Investors and business analyst


TARGET MARKET
Creating Value, Designed to Save Customers Time And Money
Biotech & Pharma: business development, clinical team, competitive intelligence
Consultants & Bankers: strategy consultant, transaction & strategy advisors
Analysts, VC, Hedge Funds: equity research, life science investors

MARKET

Catailyst addressable markets intersect Life Science Analytics and Artificial Intelligence in Life Sciences. Both are rapidly growing markets.


MARKET OPPORTUNITY
Focused On Expanding Markets
$4 Billion
AI in Life Science Analytics by 2030, CAGR 29%
$42 Billion
Life Science Analytics by 2030, CAGR 12%
$159 Billion
Healthcare Analytics by 2030

Polaris Market Research, Markets and Markets, PRNewsire

SUCCESS TO DATE

- 2019Q4 Partnership with Xelpmoc (Publicly Traded Indian company, listed at Bombay Stock Exchange)
- 2020Q2 AWS Activate award, $25,000 USD grant
- 2020Q2 First Advisor came on board
- 2020Q2 US provisional patent application - Morgan Lewis
- 2020Q3 Multiple Newswire partnerships: Globenewswire; Businesswire; Accesswire; PRNewswire
- 2020-2023 Employed 13 paid short-term employees, employed during Covid-days
- 2020-2023 Non-dilutive Mass Life Science Corporation Intern Challenge Program Funding
- 2021Q2 Major data science technology breakthrough
- 2021Q2 US patent conversion
- 2022Q1 Beta Product Launch
- 2022Q1 First Paid Customer in 2022
- 2022Q4 PCT - International patent applications



Catailyst Founded
2019
Xelp Partnership
2020
Newswire Partnership
2021
2022
First Paid Customer
Beta Launch
2023
Launchit Ventures Partnership
Planned Commercial Launch
ai
Company Timeline
2019 - PRESENT

TEAM



Jit Basak

President, CEO

Jit Basak is the President and CEO of Catailyst Inc. Previously, he was a Transaction Lead of Corporate Development at Shire/Takeda; Inotek Pharmaceutical following Investment Banking Advisory roles. He was a FINRA-registered investment banker and has led transactional work with increasing responsibilities at Ferghana Partners and Capstone-Headwaters. Earlier in his career, Jit spent nine years as a medicinal chemist in multiple therapeutic areas at both midsize biotech and large pharmaceutical companies: Chemocentryx, Inc. and Pfizer, Inc. After completing his post-doctoral research at University of Chicago, he received his MBA from the University of Connecticut School of Business in finance and international business. Jit holds a PhD degree from University Illinois at Chicago in synthetic organic chemistry and master's degree in chemistry from Indian Institute of Technology Kanpur, India.



Sandipan Chattopadhyay

Chief Technology Officer

Sandipan Chattopadhyay, aged 49 years, is the Managing Director and Chief Executive Officer of Xelpmoc. He holds a degree of Bachelor of Statistics (Honors) from the Indian Statistical Institute, Calcutta. He also holds a Post Graduate Diploma in Computer Aided Management from the Indian Institute of Management, Kolkata. He is primarily responsible for the performance and supervision of technical, administrative and day-to-day operations of , including but not limited to developing strategic plans, promotion of revenue, profitability and growth of Xelpmoc. He has more than 24 years of experience in the field of technology. Prior to joining Xelpmoc, he has served as the Chief Technical Officer at Just Dial Limited. He has been a Director on Xelpmoc Board since incorporation.



Naushad Vali

Senior Technical Architect

Naushad is a highly skilled and experienced technology professional who embodies the traits of an enterprising and analytical mindset. With 18+ years of experience in the industry, he has built a comprehensive understanding of solution and system architecture, enabling them to deliver effective technology solutions. His implementation approach and deep functional knowledge make him a valuable asset in any technology project. Furthermore, his self-driven motivation and diligence ensure that he consistently produces high-quality results. He is poised to bring his unique blend of technical expertise and drive to any organization they work with. He has completed a Master's level program in Computer Applications. He also had work experience at some major Indian companies like Goibibo, Reliance BIG MAPS, and Justdial. Presently, Naushad is a Senior Tech Advisor at Xelpmoc. In almost all his previous experiences, he has started with companies at the time of inception and moved out once companies got success and went to almost an autopilot mode.

ADVISORS



Ameeta Soni
Maroon Venture Partners Fund
UMass Amherst
Steve Gullans
Cleveland Clinic
EXCEL
Yale University School of Medicine
Gerald Cox
SANOFI GENZYME
editas MEDICINE
Boston Children's Hospital
Thaminda Ramanayake
Wharton
BIOMARIN
AMGEN
SANOFI
Mark Benjamin
Q-STATE BIOSCIENCES
CYRUS BIOTECHNOLOGY
GALENEA
UNIVERSITY OF LONDON

USE OF PROCEEDS

If the offering's maximum amount of $1,235,000 is raised:

Use	Value	% of Proceeds
Salaries - Management	$200,000	16.2%
Advertising and Marketing	$250,000	20.2%
Patents	$40,000	3.2%
Legal and Professional Sevices	$30,000	2.4%
Research and Development	$108,000	8.7%
Technology	$228,485	18.5%
Website	$30,000	2.4%
Insurance	$8,000	0.6%
Salaries - Marketing	$100,000	8.1%
Salaries - Sales	$180,000	14.6%
Intermediary fees	$60,515	4.9%

TERMS

This is an offering of Class A Common Stock, under registration exemption 4(a)(6), in Catailyst Inc. . This offering must raise at least $10,000 by November 9, 2023 at 9:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Catailyst may issue additional securities to raise up to $1,235,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

1,123,500 shares
× $10 per share

$11,235,000 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on March 9, 2023
- Form C/A on March 9, 2023
- Form C/A on March 10, 2023
- Form C/A on May 9, 2023
- Form C/A on July 6, 2023
- Form C/A on September 1, 2023
- Form C/A on September 26, 2023

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter

UPDATES

Oct 2, 2023	Member Spotlight: Q&A with Catailyst Every...
Sep 26, 2023	Filed Form C/A
Sep 14, 2023	Hope your summer went well. Two quick...
Sep 1, 2023	Filed Form C/A
Jul 6, 2023	Filed Form C/A
Jun 16, 2023	We super excited to inform you that Catailyst...
Jun 15, 2023	Catailyst recently presented a poster at Orphan...
Jun 14, 2023	Hi Everyone, I hope you are able to attend our...
May 9, 2023	In addition to recent partnership with Launchit...
May 9, 2023	Catailyst is presenting a poster at World...
May 9, 2023	Catailyst is looking forward to attend AWS Life...
May 9, 2023	Meet us at Bio-IT next week. Catailyst will be...
May 9, 2023	Filed Form C/A
May 3, 2023	Catailyst Forms Strategic Partnership with...
Apr 29, 2023	Hi Everyone, Netcapital Demo Day presentation...
Apr 26, 2023	Netcapital is hosting a Virtual Demo Day on...
Apr 20, 2023	Hi Everyone, Thank you all for your continued...
Apr 12, 2023	Catailyst team members are planning to attend...
Mar 10, 2023	Filed Form C/A
Mar 9, 2023	Primary offering of 123,500 shares at $10

Mar 9, 2023 Filed Form C/A

Mar 9, 2023 Filed Form C

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